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                                                                    Exhibit 24.1


                                 SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:
AMERICAN INSTITUTE OF                              10 WEST 100 SOUTH, SUITE #700
     CERTIFIED PUBLIC ACCOUNTANTS                  SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                                TELEPHONE: (801) 575-8297
     CERTIFIED PUBLIC ACCOUNTANTS                  FACSIMILE: (801) 575-8306

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March 6,  2000

Board of Directors
Greenland Corporation
San Diego, California

RE: Consent to Use Our Audited Financial Statements as an Exhibit to S-8 Registration Statement

         This letter serves as our consent to the filing of our audited financial statements of Greenland Corporation, a Nevada corporation, dated April 5, 1999 for the year ending December 31, 1998.

Very Truly Yours,


/s/ Smith & Company
Smith & Company